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                                                                    EXHIBIT 10.7



                            AGREEMENT OF AMENDMENT


                                March 15, 1996

         AGREEMENT, made as of the 15th day of March, 1996, by and between Peritus Software Services, Inc., a Massachusetts corporation (the "Company") and Bull HN Information Systems Inc. ("Bull HN").

         WHEREAS, the Company and Bull HN entered into a certain Common Stock Purchase Agreement dated May 29, 1992 (the "1992 Bull HN Stock Purchase Agreement") and a certain Agreement dated September 1, 1994 (the "1994 Bull HN Agreement"); and

         WHEREAS, the Company proposes to enter into a certain Series A Convertible Preferred Stock and Class A Common Stock Purchase Agreement of even date herewith (the "Purchase Agreement") with the Purchasers listed on Schedule I thereto pursuant to which the Purchasers have agreed to purchase an aggregate of 1,903,525 shares (the "Preferred Shares") of Series A Convertible Preferred Stock, no par value, of the Company (the "Preferred Stock") and 71,775 shares of Class A Common Stock, no par value, of the Company (the "Common Stock"); and

         WHEREAS, the investment by the Purchasers will benefit the Company and its shareholders; and

         WHEREAS, it is a condition to the obligations of the Purchasers under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration receipt of which is hereby acknowledged, and in consideration of the premises and the mutual covenants and obligations contained in this Agreement, the parties hereto agree as follows:

         1. This Agreement, together with the Registration Rights Agreement and Stock Restriction Agreement entered into on even date herewith, amends and restates in its entirety the 1994 Bull HN Agreement. Upon execution of this Agreement, the 1994 Bull HN Agreement shall be superseded by the terms and provisions hereof and shall have no further force nor effect.

         2. In the event that the Company proposes to enter into a transaction, or series of
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related transactions, at any time until the third anniversary of this Agreement, pursuant to which any third party would otherwise acquire equity securities of the Company that represent a majority of the combined voting power of the equity securities of the Company immediately after the close of the transaction, or series of related transactions, then immediately prior to the close of such transaction, or series of related transactions, Bull HN, or at Bull HN's option, its parent corporation, Compagnie des Machines Bull ("CMB") shall have the right to purchase at the same price and on the same conditions as agreed to between the Company and the third party, sufficient equity securities of the Company such that immediately after the close of the transaction, or series of related transactions, the equity securities held by Bull HN and/or CMB shall represent a majority of the combined voting power of the equity securities of the Company. The foregoing provision shall not apply if (i) the Company proposes to enter any such transaction after the first anniversary of this Agreement and (ii) such transaction is for an effective price per share of Common Stock greater than ***** (subject to appropriate adjustment to reflect stock splits, stock dividends, and other similar actions after the date of this Agreement affecting the number of issued and outstanding related shares of Common Stock). The
Company shall provide Bull HN with written notice and at least ten (10) days in which to exercise its rights described above prior to the close of such transaction. This right shall expire on the earlier to occur of (i) the close of a transaction, or series of transactions, in which a third party acquires equity securities of the Company, at an effective price per share of Common
Stock greater than ***** (subject to appropriate adjustment to reflect stock splits, stock dividends, and other similar actions after the date of this Agreement affecting the number of issued and outstanding shares of Common
Stock), that represent a majority of the combined voting power of the equity securities of the Company immediately after the close of the transaction provided that the Company has given notice to Bull HN as set forth above, (ii) the closing of a firm commitment underwritten public offering of the Company's Common Stock in which the aggregate price paid for the shares by the public is at least 15 million, or (iii) three years from the date of this Agreement.

         3. In the event that any person or entity with a substantial part of its business activity directly competitive with that of Bull HN, CMB or an affiliate of CMB, shall acquire either (i) all or substantially all of the assets of the Company or (ii) equity securities of the Company that represent a majority of the combined voting power of the equity securities of the Company immediately after the close of the transaction, or series of related transactions, the Company shall, upon receipt of a written request by Bull HN delivered to the Company within six months after such acquisition, use its best efforts to assign and transfer all of its rights and obligations under that certain Master Software and Hardware Services Agreement between the Company and Bull HN dated as of February 3, 1992, as amended (the "Software Agreement") to a third party acceptable to Bull HN in its discretion, taking into account the technical, strategic and economic viability of such third party and the possible need for

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additional security to insure the ability of such third party to perform under the Software Agreement. In addition, the Company shall use its best efforts to assure that personnel devoted to maintain any proprietary source code of Bull HN under the Software Agreement are transferred to such third party without cost to Bull HN. In the event that Bull HN requests such transfer, the Company and Bull HN agree to act in good faith in order to effect such transfer so as to minimize the disruption of either party's business resulting from such transfer. The Company shall indemnify Bull HN for any claims Bull HN may have under the Software Agreement against such third party as a result of such third party's failure to perform the Software Agreement as in effect on the date of such assignment as it relates to maintenance of the GCOS 6 and HVX systems and applications software and related hardware and software. The obligations of the Company under this paragraph shall terminate on the earlier of (i) five years from the date of this Agreement, or (ii) the closing of a firm commitment underwritten public offering of the Company's Common Stock in which the aggregate price paid for the shares by the public is at least $15 million.

         4. The Company and Bull HN agree that Section 11.1.1 of the 1992 Bull HN Stock Purchase Agreement is hereby amended to replace the reference to "up to 40,000 shares" in subclause (iv) with "from and after March 15, 1996, up to 2,161,025 shares (which number reflects all stock splits and dividends through March 15, 1996 and shall be appropriately adjusted to reflect stock splits, stock dividends and other similar actions thereafter affecting the number of issued and outstanding shares of Class A Common Stock)".

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       PERITUS SOFTWARE SERVICES, INC.

                                       By:      /s/ Dominic K. Chan
                                                -----------------------------

                                       Title:
                                                -----------------------------
[Corporate Seal]

Attest:

/s/ Allen K. Deary
-------------------------
Clerk
                                       BULL HN INFORMATION SYSTEMS INC.

                                       By:    illegible
                                              -------------------------
                                       Title:
                                              -------------------------
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